UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|_|      Preliminary Information Statement

|_|      Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))

|X|      Definitive Information Statement

Asian American Business Development Company
 (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-
11.

         1) Title of each class of securities to which transaction applies: Common Stock, $0.0001 par value.

         2)       Aggregate number of securities to which transaction
applies:                 7,730,000

         3)       Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
determined):    N/A

         4)       Proposed maximum aggregate value of transaction: N/A

         5)       Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_|      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

          -------------------------------------------------------------
COPY TO:
Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
303-850-7637

Asian American Business Development Company
671 Heinz Parkway
Estes Park, Colorado 80517

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 21, 2006

     The 2006 Special Meeting of the Stockholders (the "SPECIAL MEETING") of Asian American Business Development Company, a Nevada corporation (the "COMPANY"), will be held on February 21, 2006, at 11:00 a.m., at 671 Heinz Parkway, Estes Park, Colorado 80517 for the following purposes, each of which is described more fully in the accompanying Information Statement:

1. PROPOSAL NO. 1: To authorize and approve the Board's decision to withdraw the Company's election to be treated as a business development company ("BDC") pursuant to Section 54(c) under the Investment Company Act;

2. PROPOSAL No. 2: To authorize and approve the change of the corporate name to Earth Energy Reserves, Inc.

3. To consider and transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
A PROXY.

     We are not asking you for a proxy. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect. The Board has fixed the close of business on February 10, 2006 as the record date (the "RECORD DATE") for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Each stockholder of record as of the record date will be entitled to one vote for each share of Common Stock held on the Record Date.

                 By Order of the Board of Directors

                    /s/ James E. Hogue
                    -----------------------
                 Chairman
Tucson, Arizona
February 10, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.

Asian American Business Development Company
671 Heinz Parkway
Estes Park, Colorado 80517

                              INFORMATION STATEMENT
              FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                FEBRUARY 21, 2006

        QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT AND
VOTING

WHY AM I RECEIVING THESE MATERIALS?

     You have been sent this Information Statement because Asian American Business Development Company (the "COMPANY") is having a Special Meeting to vote on the proposals described in this Information Statement (the "PROPOSALS"). You are invited to attend the Special Meeting to vote in person on the Proposals. The Notice of Special Meeting of Stockholders and this Information Statement are first being mailed to stockholders on or about January 27, 2006.

WHO CAN VOTE AT THE SPECIAL MEETING?

     Only stockholders of record at the close of business on February 10, 2006 (the "RECORD DATE") will be entitled to vote at the Special Meeting. As of the Record Date, there were 7,730,000 shares of Common Stock outstanding and entitled to vote.

STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME

    If, on the Record Date, your shares were registered directly in your name with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting.

WHAT AM I VOTING ON?

     There are two matters scheduled for a vote at the Special Meeting:

1. PROPOSAL NO. 1: To authorize and approve the Board's action in withdrawing the Company's election to be treated as a business development company ("BDC") pursuant to Section 54(c) under the Investment Company Act;

2. PROPOSAL No. 2: To authorize and approve the change of the corporate name to Earth Energy Reserves, Inc.


HOW MANY VOTES DO I HAVE?

     On each matter to be voted upon at the Special Meeting, you have one vote for each share of Common Stock you own as of the Record Date.

HOW ARE VOTES COUNTED?

     Votes will be counted by the inspector of election appointed for the Special Meeting.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

     A proposal will be approved if a majority of the total votes properly cast in person at the Special Meeting by the holders of Common vote "FOR" the proposal.

WHAT IS THE QUORUM REQUIREMENT?

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by stockholders present at the Special Meeting. As of the Record Date, there were 5,000,000 shares of Common Stock outstanding and entitled to vote.

     Your shares will be counted towards the quorum only if you vote at the Special Meeting. If there is no quorum, a majority of the votes present at the Special Meeting may adjourn or postpone the Special Meeting to another date upon which a quorum may be obtained.

     Any adjournment may be made with respect to one or more proposals for the Company, but not necessarily for all proposals of the Company.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE SPECIAL MEETING?

     Preliminary voting results will be announced at the Special
Meeting. Final voting results will be published promptly after certification in a press release or current report on Form 8-K, as well as in the Company's Form 10-K for the year ending December 31, 2006.


REASONS FOR THE SPECIAL MEETING

     The Special Meeting is being held in order to vote on two important proposals. Each proposal that will be presented at the Special Meeting is described in greater detail below.


PROPOSAL NO. 1

APPROVAL OF THE BOARD'S ACTION TO WITHDRAW THE COMPANY'S ELECTION TO BE TREATED AS A BDC

BACKGROUND

On December 16, 2005, Asian American elected to be regulated as a Business Development Company ("BDC") as that term is defined in Section 54 of the Investment Company Act. As a BDC, the Company was subject to the laws and regulations contained in the Investment Company Act of

1940. As a BDC, the Company became subject to significant regulation of its activities, as described below under "Investment Company Act Provisions Applicable to BDC's."

On February 10, 2006, the Board unanimously approved a proposal to withdraw the Company's election to be treated as a BDC as soon as practicable, so that it might again conduct business as a regular company rather than as a BDC subject to the Investment Company Act.


INVESTMENT COMPANY ACT PROVISIONS APPLICABLE TO BDC'S

     Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to companies that do not have ready access to capital through conventional financial channels. More specifically, in order to qualify as a BDC, a company must (a) be a domestic company;
(b) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Exchange Act; (c) operate for the purpose of investing in the securities of certain types of eligible portfolio companies, namely less seasoned or emerging companies and businesses suffering or just recovering from financial distress; (d) offer to extend significant managerial assistance to such eligible portfolio companies; and (e) file a proper notice of election with the SEC.

     The Investment Company Act also imposes, among others, the following regulations on BDC's:

     A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the stockholders;

     A BDC must carry its investments at value if a public trading market exists for its portfolio securities or fair value if one does not rather than at cost in its financial reports;

     The issuance of senior equities and debt securities by a BDC is subject to certain limitations;

     A BDC's right to issue options, rights and warrants to purchase its stock is restricted;

     A BDC may not engage in certain transactions with affiliates without obtaining exemptive relief from the SEC;

     There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

     There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than "qualifying assets" unless, at the time the acquisition is made, such "qualifying assets" represent at least 70% of the value of the BDC's total assets. "Qualifying Assets" generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company. An eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of business in the United States, (b) is not an investment company other than a small business investment company wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in the securities of public companies and other investments that are not "qualifying assets", but such investments may not exceed 30% of the BDC's total asset value at the time of such investment;

     A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of stockholders; and

     A BDC is restricted in its ability to repurchase its shares directly from stockholders.

SHOULD SHAREHOLDERS NOT APPROVE OF THE BDC WITHDRAWAL

It is the opinion of the Company's board of directors that the costs of continuing as a BDC outweigh the advantages, given the current plan of business of the Company. Failure to change the Company's status from a regulated BDC may result in the following:

o    The Company may be constrained in making future acquisitions.

o There is a greater probability that the Company will not be able to retain or attract senior management and directors.

LOSS TO SHAREHOLDERS OF INVESTMENT COMPANY ACT PROTECTIONS

     Upon the Company's withdrawal of its election to be treated as a BDC, the Company would no longer be subject to regulation under the Investment Company Act, which is designed to protect the interests of investors in investment companies. Specifically, our stockholders would no longer have the following protections of the Investment Company Act:

o Asset coverage ratio that is designed to protect stockholders' value by having security in an asset. Section 61 of the 1940 Act requires that a BDC maintain a ratio of assets to senior securities of at least 200%.

o Inability to change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a "majority of the outstanding voting securities," as defined in the 1940 Act.

o Prohibition from protecting any director or officer against any liability to the Company or our stockholders arising from willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

o Requirement to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.

o A majority of our directors must be persons who are not interested persons, as that term is defined in Section 56 of the 1940 Act.

o Loss of certain protections set forth in Section 57 of the 1940 Act, which requires, in part, the following:

     a. Transactions involving controlling or closely affiliated persons. It shall be unlawful for any person who is related to a business development company in a manner described in subsection (b) of this section, acting as principal

          1. knowingly to sell any security or other property to such business development company or to any company controlled by such business development company, unless such sale involves solely (A) securities of which the buyer is the issuer, or (B) securities of which the seller is the issuer and which are part of a general offering to the holders of a class of its securities;

          2. knowingly to purchase from such business development company or from any company controlled by such business development company, any security or other property (except securities of which the seller is the issuer);

          3. knowingly to borrow money or other property from such business development company or from any company controlled by such business development company (unless the borrower is controlled by the lender), except as permitted in section 21(b) [15 USCS ss. 80a-21(b)] or section 62 [15 USCS ss. 80a-61]; or

          4. knowingly to effect any transaction in which such business development company or a company controlled by such business development company is a joint or a joint and several participant with such person in contravention of such rules and regulations as the Commission may prescribe for the purpose of limiting or preventing participation by such business development company or controlled company on a basis less advantageous than that of such person, except that nothing contained in this paragraph shall be deemed to preclude any person from acting as manager of any underwriting syndicate or other group in which such business development company or controlled company is a participant and receiving compensation therefor.

     b. Controlling or closely affiliated persons. The provisions of subsection (a) of this section shall apply to the following persons:

          1. Any director, officer, employee, or member of an advisory board of a business development company or any person (other than the business development company itself) who is, within the meaning of section 2(a)(3)(C) of this title [15 USCS ss. 80a-
2(a)(3)(C)], an affiliated person of any such person specified in this paragraph.

          2. Any investment adviser or promoter of, general partner in, principal underwriter for, or person directly or indirectly either controlling, controlled by, or under common control with, a business development company (except the business development company itself and any person who, if it were not directly or indirectly controlled by the business development company, would not be directly or indirectly under the control of a person who controls the business development company), or any person who is, within the meaning of section 2(a)(3)(C) or (D) [15 USCS ss. 80a-2(a)(3)(C) or (D)], an affiliated person of any such person specified in this paragraph.

     c.   Exemption orders. Notwithstanding paragraphs (1), (2), and
(3) of subsection (a), any person may file with the Commission an application for an order exempting a proposed transaction of the applicant from one or more provisions of such paragraphs. The Commission shall grant such application and issue such order of exemption if evidence establishes that

          1. the terms of the proposed transaction, including the consideration to be paid or received, are reasonable and fair and do not involve overreaching of the business development company or its shareholders or partners on the part of any person concerned;

          2. the proposed transaction is consistent with the policy of the business development company as recited in the filings made by such company with the Commission under the Securities Act of 1933, its registration statement and reports filed under the Securities Exchange Act of 1934, and its reports to shareholders or partners; and

          3. the proposed transaction is consistent with the general purposes of this title.

     d. Transactions involving non-controlling shareholders or affiliated persons. It shall be unlawful for any person who is related to a business development company in the manner described in subsection
(e) of this section and who is not subject to the prohibitions of subsection (a) of this section, acting as principal--

          1. knowingly to sell any security or other property to such business development company or to any company controlled by such business development company, unless such sale involves solely (A) securities of which the buyer is the issuer, or (B) securities of which the seller is the issuer and which are part of a general offering to the holders of a class of its securities;

          2. knowingly to purchase from such business development company or from any company controlled by such business development company, any security or other property (except securities of which the seller is the issuer);

          3. knowingly to borrow money or other property from such business development company or from any company controlled by such business development company (unless the borrower is controlled by the lender), except as permitted in section 21(b) [15 USCS ss.80a-21(b)]; or

          4. knowingly to effect any transaction in which such business development company or a company controlled by such business development company is a joint or a joint and several participant with such affiliated person in contravention of such rules and regulations as the Commission may prescribe for the purpose of limiting or preventing participation by such business development company or controlled company on a basis less advantageous than that of such affiliated person, except that nothing contained in this paragraph shall be deemed to preclude any person from acting as manager of any underwriting syndicate or other group in which such business development company or controlled company is a participant and receiving compensation therefor.

     e. Non-controlling shareholders or affiliated persons; executive officer. The provisions of subsection (d) of this section shall apply to the following persons:

          1. Any person (A) who is, within the meaning of section 2(a)(3)(A)[15 USCS ss.80a-2(a)(3)(A)], an affiliated person of a business development company, (B) who is an executive officer or a director of, or general partner in, any such affiliated person, or (C) who directly or indirectly either controls, is controlled by, or is under common control with, such affiliated person.

          2. Any person who is an affiliated person of a director, officer, employee, investment adviser, member of an advisory board or promoter of, principal underwriter for, general partner in, or an affiliated person of any person directly or indirectly either controlling or under common control with a business development company (except the business development company itself and any person who, if it were not directly or indirectly controlled by the business development company, would not be directly or indirectly under the control of a person who controls the business development company).

               For purposes of this subsection, the term "executive officer" means the president, secretary, treasurer, any vice president in charge of a principal business function, and any other person who performs similar policymaking functions.

     f. Approval of proposed transactions. Notwithstanding subsection (d) of this section, a person described in subsection (e) may engage in a proposed transaction described in subsection (d) if such proposed transaction is approved by the required majority (as defined in subsection (o)) of the directors of or general partners in the business development company on the basis that--

               1. the terms thereof, including the consideration to be paid or received, are reasonable and fair to the shareholders or partners of the business development company and do not involve overreaching of such company or its shareholders or partners on the part of any person concerned;

               2. the proposed transaction is consistent with the interests of the shareholders or partners of the business development company and is consistent with the policy of such company as recited in filings made by such company with the Commission under the Securities Act of 1933, its registration statement and reports filed under the Securities Exchange Act of 1934, and its reports to shareholders or partners; and

               3. the directors or general partners record in their minutes and preserve in their records, for such periods as if such records were required to be maintained pursuant to section 31(a) [15 USCS ss.80a-30(a)], a description of such transaction, their findings, the information or materials upon which their findings were based, and the basis therefor.

     g.   Transactions in the ordinary course of business.
Notwithstanding subsection (a) or (d), a person may, in the ordinary course of business, sell to or purchase from any company merchandise or may enter into a lessor-lessee relationship with any person and furnish the services incident thereto.

     h. Inquiry procedures. The directors of or general partners in any business development company shall adopt, and periodically review and update as appropriate, procedures reasonably designed to ensure that reasonable inquiry is made, prior to the consummation of any transaction in which such business development company or a company controlled by such business development company proposes to participate, with respect to the possible involvement in the transaction of persons described in subsections (b) and (e) of this section.

o The loss of protections set forth in Section 61 of the 1940 Act, which requires the following:

     a. Exceptions for business development company. Notwithstanding the exemption set forth in section 6(f) [15 USCS ss. 80a-6(f)], section 18 [15 USCS ss. 80a-18] shall apply to a business development company to the same extent as if it were a registered closed-end investment company, except as follows:

          1.   The asset coverage requirements of section 18(a)(1)(A)
and (B)[15 USCS ss.80a-18(a)(1)(A),   (B)] applicable to business
development companies shall be 200 per centum.

          2. Notwithstanding section 18(c) [15 USCS ss.80a-18(c)], a business development company may issue more than one class of senior security representing indebtedness.

          3.   Notwithstanding section 18(d) [15 USCS ss.80a-18(d)]--

               A. a business development company may issue warrants, options, or rights to subscribe or convert to voting securities of such company, accompanied by securities, if--

                    i. such warrants, options, or rights expire by their terms within ten years;

                    ii. such warrants, options, or rights are not separately transferable unless no class of such warrants, options, or rights and the securities accompanying them has been publicly distributed;

                    iii. the exercise or conversion price is not less than the current market value at the date of issuance, or if no such market value exists, the current net asset value of such voting securities; and

                    iv. the proposal to issue such securities is authorized by the shareholders or partners of such business development company, and such issuance is approved by the required majority (as defined in section 57(o) [15 USCS ss. 80a-56(o)]) of the directors of or general partners in such company on the basis that such issuance is in the best interests of such company and its shareholders or partners;

               B. a business development company may issue, to its directors, officers, employees, and general partners, warrants, options, and rights to purchase voting securities of such company pursuant to an executive compensation plan, if--

                    i. (I) in the case of warrants, options, or rights issued to any officer or employee of such business development company (including any officer or employee who is also a director of such company), such securities satisfy the conditions in clauses (i),
(iii), and (iv) of subparagraph (A); or (II) in the case of warrants, options, or rights issued to any director of such business development company who is not also an officer or employee of such company, or to any general partner in such company, the proposal to issue such securities satisfies the conditions in clauses (i) and (iii) of subparagraph (A), is authorized by the shareholders or partners of such company, and is approved by order of the Commission, upon application, terms of the proposal are fair and reasonable and do not involve overreaching of such company or its shareholders or partners;

                    ii. such securities are not transferable except for disposition by gift, will, or intestacy;

                    iii.   no investment adviser of such business
development company receives any compensation described in paragraph
(1) of section 205 of title II of this Act except to the extent permitted by clause (A) or (B) of that section; and

                    iv. such business development company does not have a profit-sharing plan described in section 57(n) [15 USCS ss. 80a-56(n)]; and

               C. a business development company may issue warrants, options, or rights to subscribe to, convert to, or purchase voting securities not accompanied by securities, if--

                    i. such warrants, options, or rights satisfy the conditions in clauses (i) and (iii) of subparagraph
                         (A); and

                    ii. the proposal to issue such warrants, options, or rights is authorized by the shareholders or partners of such business development company, and such issuance is approved by the required majority (as defined in section 57(o) [15 USCS ss. 80a-56(o)]) of the directors of or general partners in such company on the basis that such issuance is in the best interests of the company and its shareholders or partners.

                           Notwithstanding this paragraph, the amount
of voting securities that would result from the exercise of all outstanding warrants, options, and rights at the time of issuance shall not exceed 25 per centum of the outstanding voting securities of the business development company, except that if the amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights issued to such company's directors, officers, employees, and general partners pursuant to any executive compensation plan meeting the requirements of subparagraph (B) of this paragraph would exceed 15 per centum of the outstanding voting securities of such company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights at the time of issuance shall not exceed 20 per centum of the outstanding voting securities of such company

          4. For purposes of measuring the asset coverage requirements of section 18(a) [15 USCS ss.80a-18(a)], a senior security created by the guarantee by a business development company of indebtedness issued by another company shall be the amount of the maximum potential liability less the fair market value of the net unencumbered assets (plus the indebtedness which has been guaranteed) available in the borrowing company whose debts have been guaranteed, except that a guarantee issued by a business development company of indebtedness issued by a company which is a wholly-owned subsidiary of the business development company and is licensed as a small business investment company under the Small Business Investment Act of 1958 shall not be deemed to be a senior security of such business development company for purposes of section 18(a) [15 USCS ss.80a-18(a)] if the amount of the indebtedness at the time of its issuance by the borrowing company is itself taken fully into account as a liability by such business development company, as if it were issued by such business development company, in determining whether such business development company, at that time, satisfies the asset coverage requirements of section 18(a) [15 USCS ss. 80a-18(a)].

     b. Compliance. A business development company shall comply with the provisions of this section at the time it becomes subject to sections 55 through 65 [15 USCS ss.80a-54-80a-64], as if it were issuing a security of each class which it has outstanding at such time.

o Loss of the protections set forth in Section 63 of the 1940 Act, which requires the following:

               Notwithstanding the exemption set forth in section 6(f) [15 USCS ss.80a-6(f)], section 23 [15 USCS ss.80a-23] shall apply to a business development company to the same extent as if it were a registered closed-end investment company, except as follows:

          1. The prohibitions of section 23(a)(2) [15 USCS ss.80a-23(a)(2)] shall not apply to any company which (A) is a wholly-owned subsidiary of, or directly or indirectly controlled by, a business development company, and (B) immediately after the issuance of any of its securities for property other than cash or securities, will not be an investment company within the meaning of section 3(a) [15 USCS ss.80a-3(a)].

          2. Notwithstanding the provisions of section 23(b) [15 USCS ss.80a-23(b)], a business development company may sell any common stock of which it is the issuer at a price below the current net asset value of such stock, and may sell warrants, options, or rights to acquire any such common stock at a price below the current net asset value of such stock, if--

               A. the holders of a majority of such business development company's outstanding voting securities, and the holders of a majority of such company's outstanding voting securities that are not affiliated persons of such company, approved such company's policy and practice of making such sales of securities at the last annual meeting of shareholders or partners within one year immediately prior to any such sale, except that the shareholder approval requirements of this subparagraph shall not apply to the initial public offering by a business development company of its securities;

               B. a required majority (as defined in section 57(o) [15 USCS ss.80a-56(o)]) of the directors of or general partners in such business development company have determined that any such sale would be in the best interests of such company and its shareholders or partners; and

               C. a required majority (as defined in section 57(o) [15 USCS ss.80a-56(o)]) of the directors of or general partners in such business development company, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of such company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

          3. A business development company may sell any common stock of which it is the issuer at a price below the current net asset value of such stock upon the exercise of any warrant, option, or right issued in accordance with section 61(a)(3) [15 USCS ss.80a-60(a)(3)].

By withdrawing its election, the Company returns to a standard operating company. The Company will continue as a reporting public company and will continue to be subject to the Securities Exchange Act of 1934; however, it will no longer be subject to the 1940 Act.

REASONS FOR THE WITHDRAWAL OF THE COMPANY AS A BDC

Given the investment focus, asset mix, business and operations of the Company resulting from the implementation of its business plan, the Board believed that it was prudent for the Company to withdraw its election as a BDC as soon as practicable to eliminate many of the regulatory, financial reporting and other requirements and restrictions imposed by the Investment Company Act discussed above. For example:

     Business Focus. As a result of the business plan, the nature of the Company's business is changing from simply being in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an independent oil and company whose focus is the acquisition, drilling and production of oil and natural gas in the United States. The Board believes that BDC regulation would be inappropriate for such activities.

     Issuance of Securities other than Common Stock. BDC's are limited or restricted as to the type of securities other than common stock which they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily because of the statutory interest in facilitating computation of the Company's net asset value per share.
In addition, issuances of senior debt and senior equity securities require that certain "asset coverage" tests and other criteria be satisfied on a continuing basis. This significantly affects the use of these types of securities because asset coverage continuously changes by variations in market prices of the Company's investment securities. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means. The Board believes that it may be able to maximize shareholder value by having the ability to raise capital through various financing structures and means in order to make further acquisitions.

     Issuance of Common Stock. By virtue of its BDC election, the Company may not issue new shares of Common Stock at a per share price less than the then net asset value per share of outstanding Common

Stock without prior stockholder approval. Historically, the market prices for BDC stocks have been lower than net asset value, making it much more difficult for BDC's to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company's Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value.

     Compensation of Executives. The Investment Company Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in the form of salary payable in cash. For example, the issuance of Restricted Stock is generally prohibited. However, the Board believes that by achieving greater flexibility in the structuring of employee compensation packages, the Company will be able to attract and retain additional talented and qualified personnel and to more fairly reward and more effectively motivate its personnel in accordance with industry practice.

     Related Party Transactions. The Investment Company Act significantly restricts among other things (a) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (b) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. To overcome these investment company restrictions, which are somewhat relaxed as applied to BDC's, requires SEC approval, which is often a time-consuming and expensive procedure, regardless of the intrinsic fairness of such transactions or the approval thereof by disinterested directors of the Company. The Company believes situations may arise in which a corporation's best interests are served by such transactions. The Board believes that stockholders are adequately protected by the fiduciary obligations imposed on the Company's directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (after full disclosure of all material facts regarding the transaction and the interested party's relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

     Eligible Investments. As a BDC, the Company may not acquire any asset other than "Qualifying Assets" unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the value of the total assets (the "70% TEST"). Because of the limitations on the type of investments the Company may make, as well as the Company's total asset composition, the Company may be foreclosed from participating in prudent investment opportunities and otherwise lack diversification.

     Compliance Expense. The Company must incur significant general and administrative costs in order to comply with the regulations imposed by the Investment Company Act. Management devotes considerable time to issues relating to compliance with the Investment Company Act and the Company incurs substantial legal and accounting fees with respect to such matters. The costs of this regulation are borne by, and the protections of this regulation are for the benefit of, the stockholders of the Company. The Board believes that resources now being expended on Investment Company Act compliance matters could be utilized more productively if devoted to the operation of the Company's business. The Board has determined that the costs of compliance with the Investment Company Act are substantial, especially when compared to the Company's relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Investment Company Act altogether.

The Board believes that the above reasons indicate that the restrictions of the Investment Company Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board determined that the most efficacious way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Investment Company Act, was to withdraw the Company's election to be treated as a BDC.

EFFECT OF ELECTION TO WITHDRAWAL AS A BDC ON THE COMPANY'S FINANCIAL
STATEMENTS

With the withdrawal of the Company's election to be treated as a BDC, and it then becoming an operating company, the fundamental nature of the Company's business changes from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of operating oil and gas properties, with the goal of generating income from the operations of those properties.

The election to withdraw the Company as a BDC under the Investment Company Act results in a significant change in the Company's required method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDC's to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company's intent with respect to the period of time it intends to hold the investment. As an operating company, the Company must consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDC's.

The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. (Electing treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders.) Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a "regular" corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of becoming an operating company.

OPERATING COMPANY

As an operating company, the Company (i) is not limited in the amount of excessive leverage that it could incur, (ii) is permitted to issue Restricted Stock, and (iii) is not limited in the amounts or types of compensation that it pays to executives.

STOCKHOLDER APPROVAL: VOTE REQUIRED

     Section 58 of the Investment Company Act provides that a BDC may not deregister as a BDC unless it is authorized to do so by a majority of its issued and outstanding voting securities.

     Proposal No. 1 (the authorization and approval of the Board to withdraw the Company's election to be treated as a BDC pursuant to
Section 54(c) under Investment Company Act) will be approved if a "majority of the outstanding shares" of the Common Stock are voted "FOR" the proposal. Abstentions and broker non-votes will also have the same effect as votes "AGAINST" Proposal No. 1.

PROPOSAL NO. 2

APPROVAL OF BOARD?S ACTION TO CHANGE THE CORPORATE NAME TO
EARTH ENERGY RESERVES, INC.

REASON FOR THE NAME CHANGE

In the judgment of the Board of Directors, the change of Asian American?s corporate name is desirable in view of the withdrawal of the election to be treated as a BDC under the Investment Company Act and the change in the nature of Asian American?s business to become an operating company in the oil and gas industries. Accordingly, the directors of Asian American believe that the name amendment will result in the Company having a name which more accurately reflects its business and the focus of its operations.

STOCKHOLDER APPROVAL: VOTE REQUIRED

     Proposal No. 2 (the authorization and approval of the Board to change the corporate name to Earth Energy Reserves, Inc.) will be approved if a "majority of the outstanding shares" of the Common Stock are voted "FOR" the proposal. Abstentions and broker non-votes will also have the same effect as votes "AGAINST" Proposal No. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 10, 2006 by:
(i) each current director and nominee for director; (ii) all executive officers and current directors of the Company as a group; and (iii) all stockholders known by the Company to be beneficial owners of more than five percent of the outstanding shares of Common Stock or Preferred Stock. The information in this table is based solely on a review by the Company of its capital stock transfer records and on publicly available filings made with the SEC by or on behalf of the stockholders listed below, and is based on 7,730,000 outstanding shares of common stock.

Name and Address of           Number of Shares
Beneficial Owner           Beneficially Owned       Percent of Class
James E. Hogue
671 Heinz Parkway
Estes Park, CO 80517          5,000,000                   64.68%

James Phillips
6801 Sanger Avenue
Suite 101
Waco, TZ 76710                  500,000                    6.5%

John M. Thompson, III
7801 Bayshore Court
Fort Worth, TX 76179            500,000                    6.5%

Officers and Directors
as a group (3 members)        6,000,000                   77.62%

Ted R. Hogue
9427 Covemeadow
Dallas TX                       500,000                    6.5%

1. Unless otherwise indicated, Asian American believes that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the
exercise of options, warrants or convertible securities.   Each
beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised

Additionally, as of February 10, 2006, Asian American has 5,230,000 warrants outstanding. Each warrant is exercisable for a period of 5 years into one common share of Asian American at the exercise price of

$.001.   The chart below sets forth the ownership, or claimed
ownership, of certain individuals and entities.   This chart discloses
those persons known by the board of directors to have, or to claim to have, beneficial ownership of more than 5% of the outstanding warrants as of February 10, 2006; of all directors and executive officers of Asian American; and of our directors and officers as a group.

Name and Address of           Number of Shares
Beneficial Owner           Beneficially Owned       Percent of Class
James E. Hogue
671 Heinz Parkway
Estes Park, CO 80517          2,500,000                   47.80%

James Phillips
6801 Sanger Avenue
Suite 101
Waco, TZ 76710                  500,000                    9.56%

John M. Thompson, III
7801 Bayshore Court
Fort Worth, TX 76179            500,000                    9.56%

Officers and Directors
as a group (3 members)        3,500,000                   66.92%

Ted R. Hogue
9427 Covemeadow
Dallas TX                       500,000                    9.56%

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Our management consists of:

Name                     Age               Title

James E. Hogue           68             President/CEO
                                       Chairman of the Board

James R. Phillips        57           Vice President/Secretary/
                                       Treasurer and Director

John M. Thompson, III    64            Chief Financial Officer/
                                       Chief Marketing Officer/
                                               Director

James E. Hogue. Mr. Hogue has served as chairman and president of Asian American since inception. Since 1991, Mr. Hogue has serviced as president of Martex Oil and Gas, Inc. From 1996 to 1999, Mr. Hogue became president, chief operating officer and a director of Cotton Valley Resources Corporation, a publicly traded AMEX company (KTN).
Mr. Hogue has served as chairman, president and chief financial officer of Galaxy Partners Ltd. Corporation, a consulting firm, since 1995.

James R. Phillips, Jr.   Mr. Phillips has served as vice president,
secretary, treasurer and director of Asian American since March 2005. From 1993 to 2004, Mr. Phillips was a financial consultant, registered investment advisor of Raymond James and Associates, Inc., Waco, Texas.

Mr. Phillips holds the following business registrations/licenses:
   -   Registered Representative Securities Industry,
   -   Registered Investment Advisor
   -   Securities Licensing Series Seven
   -   Securities Licensing Series Six
   -   Commodities Licensed, and
   -   Insurance and Annuities Licensed

Mr. Phillips graduated from Texas Tech University in 1970 with a
Bachelor of Business Administration in Finance & Banking.

John M. Thompson, III. Mr. Thompson has been chief financial officer, chief marketing officer and director of Asian American since March 2005, 2005. Mr. Thompson has been a professor at Texas Christian University from 1979 to present. Mr. Thompson has been a principal of Loucks, Thompson, Starling & Associates, a consulting firm from 1980 to present. Mr. Thompson graduated from Texas Christian University in 1963 with a Bachelor of Science in commerce. Mr. Thompson obtained a Master of Business Administration from Texas Christian University in 1969.

All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected and have been qualified. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board. Currently, directors receive no compensation.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Asian American board of directors will establish an audit committee, investment committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The investment committee will review and approve all investments in excess of $25,000 and assist in determining the carrying values of portfolio investments. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

All directors will be reimbursed by Asian American for any expenses incurred in attending directors' meetings provided that Asian American has the resources to pay these fees. Asian American will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the May 1, 2005 board of directors' approval and subsequent stockholder approval, we adopted our 2005 Non-Statutory Stock Option Plan whereby Asian American reserved for issuance up to 5,000,000 shares of its common stock.

Management intends to issue options under the plan to certain current members of its management team as well as other persons whom it considers to be important to its current and proposed business activities, as follows with all options exercisable at $.001 per share for a period of five years from the date of issuance.

As previously indicated, the board of directors, on May 1, 2005, adopted the plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of Asian American and its subsidiaries, if any. The board of directors believes that Asian American's policy of granting stock options to such persons will continue to provide it with a critical advantage in attracting and retaining qualified candidates. In addition, the plan is intended to provide Asian American with maximum flexibility to compensate plan participants. It is expected that such flexibility will be an integral part of Asian American's policy to encourage employees, non- employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The board of directors believes that important advantages to Asian American are gained by an option program such as the plan which includes incentives for motivating employees of Asian American, while at the same time promoting a closer identity of interest between employees,
   -   non-employee directors,
   -   consultants,
   -   attorneys, and
   -   advisors on the one hand,
   -   and the stockholders on the other.

The principal terms of the plan are summarized below, however it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the plan.

Summary Description of the Asian American, Inc. 2005 Non-Statutory Stock Option Plan

The purpose of the plan is to provide directors, officers and employees of, consultants, attorneys and advisors to Asian American and its subsidiaries, if any, with additional incentives by increasing their ownership interest in Asian American. Directors, officers and other employees of Asian American and its subsidiaries are eligible to participate in the plan. Options in the form of Non-Statutory Stock Options may also be granted to directors who are not employed by Asian American and consultants, attorneys and advisors to Asian American providing valuable services to Asian American and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to Asian American and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The plan provides for the issuance of NSO's only, which are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended.

The board of directors of Asian American or a compensation committee will administer the plan with the discretion generally to determine the terms of any option grant, including the:
   -   exercise price,
   -   number of option shares,
   -   term,
   -   vesting schedule, and
   -   the post-termination exercise period.

 Notwithstanding this discretion:
   -   the term of any option may not exceed 10 years, and
   -   an option will terminate as follows:
   - if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter;
   - if such termination is on account of death, such options shall terminate 15 months thereafter; and
   - if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.

Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility except that no amendment or alteration to the plan shall be made without the approval of stockholders which would:

   - increase the total number of shares reserved for the purposes of the plan or decrease the NSO price (except as provided in paragraph 9 of the plan) or change the classes of persons eligible to participate in the plan, or
   -   extend the NSO period, or
   - materially increase the benefits accruing to plan participants, or
   - materially modify plan participation eligibility requirements, or
   -   extend the expiration date of the plan.

Unless otherwise indicated the plan will remain in effect until terminated by the board of directors.

Executive Compensation

No officer, director or employee has received any cash compensation to date, and no director, officer or employee has a contract or commitment to receive annual compensation in excess of $100,000. Each officer and director will be paid a negotiated percentage of profits for the events that they arrange. They will receive no other compensation from us until we are operating profitably.

INDEMNIFICATION AGREEMENTS

     There are no indemnification agreements known to management which have been entered into by the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Purchase of Wiltex common stock. In exchange for the issuance of 10,000 shares of Asian American's common stock upon the initial stock issuance, Asian American received 5,000,000 shares of common stock (representing 99.2 percent) of Wiltex A, Inc. ("Wiltex" another shell company) valued at $960 and a receivable from Galaxy Partners LTD Corp of $40. The $960 value assigned to Wiltex represented Asian American?s portion of the book value of Wiltex on the date of contribution. On August 26, 2004, Asian American sold 4,200,000 shares of Wiltex for $50,000 and recognized a gain on the sale in the amount of $63,309.
The $50,000 proceeds from the sale were used to reduce the note payable to Galaxy. At March 31, 2005, Asian American owned 800,000 shares of Wiltex (representing 15.9 percent of the ownership interest in Wiltex). As a result of Wiltex?s accumulated losses, the investment in Wiltex has been reduced to zero in the accompanying balance sheet at December 31, 2004 and March 31, 2005. These common shares were subsequently transferred to James E. Hogue for $10 and other consideration.

Note Payable to Related Party.   Asian American has a note payable to
related party due to Galaxy partners LTD, a company owned by James Hogue, an officer, director and sole shareholder of Asian American.
The notes payable represents amounts paid by Galaxy for general and administrative expenses on behalf of Asian American. The note is due on demand and bears interest at the rate of 8 percent calculated on the average outstanding monthly balance. Management is of the opinion that the terms of these notes is as favorable as Asian American could obtain from a non-related party.

The $50,000 received from the sale of Wiltex was received by Galaxy and was used to reduce the amount owed by the Company to Galaxy. As of March 31, 2005, the amount owing on the note payable to related party was $18,942.

As it relates to the issuance of Asian American shares and/or options to its officers and directors, reference is made to Part 1, Item 4,
Part 5, subheading entitled Stock Option Plan as well as part II, Item
4 hereto.

CODE OF ETHICS

     The Company has adopted a Code of Ethics in accordance with the requirements of Investment Company Act that applies to all the directors and officers of the Company and is attached to this Information Statement as Appendix A. A copy of the Code of Ethics may be obtained, without charge, upon a written request mailed to: c/o Corporate Secretary, Asian American Business Development Company, 671 Heinz Parkway, Estes Park, Colorado 80517.

CODE OF BUSINESS CONDUCT AND ETHICS

     Each executive officer and director of the Company is subject to the Company's Code of Business Conduct and Ethics which was adopted by the Board and is attached to this Information Statement as Appendix B. A copy of the Code of Business Conduct and Ethics may be obtained, without charge, upon a written request mailed to: c/o Corporate Secretary, Asian American Business Development Company, 671 Heinz Parkway, Estes Park, Colorado 80517.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     A stockholder who wishes to communicate with the Board or with specific individual directors may send written communications by mail addressed to the Board generally, or to such specific director or directors individually, at: c/o Corporate Secretary, Asian American Business Development Company 671 Heinz Parkway, Estes Park, Colorado 80517. All communications so addressed will be forwarded to the Board or the individual director or directors, as applicable.

INVESTMENT ADVISOR, PRINCIPAL UNDERWRITER AND ADMINISTRATOR

     The Company does not presently engage, and does not intend to engage, the services of an investment advisor or administrator, and it does not currently have any arrangement with a principal underwriter.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Form 4 or 5), of securities of the Company with the SEC. Executive officers, directors and greater than 10% stockholders also are required by the SEC to furnish the Company with copies of all forms that they file pursuant to Section 16(a).

     Based on the fact that no Forms 3 and 4 have been furnished to us under Rule 16a-3(d) during fiscal 2005, and certain written representations from executive officers and directors, the Company is aware of the following required reports that have not been timely filed: (a)Form 3 from the appointment as a director for the following:
James E. Hogue, James Phillips, John M. Thompson, III.

ANNUAL REPORT

     The Company will furnish, without charge, a copy of the Company's Form 10KSB to any stockholder that requests a copy. Requests for the annual report should be directed to the Company's Corporate Secretary at Asian American Business Development Company, 671 Heinz Parkway, Estes Park, Colorado 80517.

INCORPORATION BY REFERENCE

     SEC rules and regulations allow the Company to "incorporate by reference" information that the Company files with the SEC, which means that the Company can disclose important information to you by referring you to documents previously filed with the SEC. Accordingly, this Information Statement incorporates by reference all information required by Item 13(a) of Schedule 14A under the Securities Exchange Act of 1934, as amended, that is contained in Asian American?s Form 10sb which set forth important information about the Company and the Company's financial condition that is not otherwise set forth in this Information Statement. Copies are available at the SEC's website at http://www.sec.gov or by contacting the Company's Corporate Secretary via mail at c/o Corporate Secretary, Asian American Business Development Company, 671 Heinz Parkway, Estes Park, Colorado 80517.or via telephone at 970-577-8325.

OTHER MATTERS

     The Board does not know of any other matters that may properly be brought, and which are likely to be brought, before the Special
Meeting. However, should other matters be properly brought before the Special Meeting, the persons present at the meeting will vote in accordance with their best judgment on such matters.


                                   By Order of the Board of Directors
                                   /s/James E. Hogue
                                   Chairman and Chief Executive Officer


February 11, 2006